                                                                    Exhibit 23.2


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the use in this Registration Statement on Form SB-2 Amendment No. 2 of our report dated March 21, 2002 relating to the consolidated financial statements of Montana Mills Bread Co., Inc. and Subsidiaries, which appears in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Rochester, New York

June 24, 2002